EXHIBIT 99.6

09/10/2004 475605
$50.00 Credit
Card #010576
Tracking ID: 777157
Doc No: 475605-002

            FILED
SECRETARY OF STATE
        SAM REED

   SEPTEMBER 10, 2004

STATE OF WASHINGTON

ARTICLES OF AMENDMENT
TO THE
CERTIFICATE OF DESIGNATION
OF THE RIGHTS AND PREFERENCES
OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
O2DIESEL CORPORATION

     O2Diesel Corporation, a corporation organized and existing under the laws of the State of Washington (the “Company”), hereby submits these Articles of Amendment pursuant to Section 23 B.01.240 of the Washington Business Corporation Act (the “WBCA”) for the purpose of amending its Certificate of Designation of the Rights and Preferences of Series B Convertible Preferred Stock (the “Certificate”) filed in the Corporations Division of the Office of the Secretary of State on March 12, 2004.

     Section IV. (d)(i) of the Certificate is hereby amended to read, in its entirety, as follows:

     “(d)(i) The Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be the lesser of (a) three dollars and sixty five cents ($3.65) (the “Fixed Conversion Price”) or (b) eighty percent (80%) of the lowest closing bid price for the Common Stock in the ten (10) business days preceding the date of conversion, but in no event less than twenty seven and four tenths percent (27.4%) of the Fixed Conversion Price (the “Floating Conversion Price”). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).”

     IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer and Secretary of O2Diesel Corporation, hereby declares under penalty of perjury that the foregoing is true and correct this 2nd day of September, 2004.

O2Diesel Corporation

By.	/s/ David L. Koontz

David L. Koontz
Chief Financial Officer and Secretary